EXHIBIT 7.a

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Prospectus constituting part of this Post-Effective Amendment No.2 to the Registration Statement on Form S-6 of our report dated February 11, 1997, relating to the financial statements of The Guardian Separate Account K and our report dated February 11, 1997, relating to the statutory basis financial statements of The Guardian Insurance & Annuity Company, Inc., which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



        s/Price Waterhouse LLP
        ----------------------
        PRICE WATERHOUSE LLP


New York, New York
April 25, 1997